VOTING TRUST AGREEMENT

This VOTING TRUST AGREEMENT (this “Agreement”) made as of September 29, 2010 among certain stockholders of CapTerra Financial Group, Inc., a Colorado corporation (hereinafter called the “Company”), whose names are set forth on the signature page hereof (hereinafter called individually a “Stockholder” and collectively the “Stockholders” and, in their capacities as holders of voting trust certificates, such persons or their registered assigns are called individually a “Holder” and collectively the “Holders”) and Greg Venn and Peter Kloepfer (in such persons’ capacities as voting trustees hereunder, together with any successor trustee(s), hereinafter called the “Trustees”).

BACKGROUND

WHEREAS, concurrently with the execution of this Agreement, the owners of NexCore Group LP (“NexCore”) are exchanging their interests in NexCore to the Company in exchange for shares of common stock of the Company (the “Shares”) pursuant to the terms of an Interest Purchase Agreement of even date herewith (the “Asset Purchase Agreement”);

WHEREAS, the Stockholders believe it is desirable to secure continuity and stability of policy and management of the Company and deem it advisable to deposit their Shares with the Trustees to promote their mutual interest and the allocation of control of the Company;

WHEREAS, the Trustees have consented to act under this Agreement for the purposes herein provided; and

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

1. Voting Trust Agreement. Copies of this Agreement, and all amendments and supplements hereto, shall be filed in the principal office of the Company and shall be open to the inspection of any Holder during normal business hours. All voting trust certificates (hereinafter called “Certificates” or “Voting Trust Certificates”) issued as hereinafter provided shall be issued, received and held subject to all the terms of this Agreement. Every person, firm, corporation or other entity entitled to receive Voting Trust Certificates representing Shares, and their transferees and assigns, upon accepting the Voting Trust Certificates issued hereunder, shall be bound by the provisions of this Agreement.

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2. Transfer of Shares to Trustees.

(a) Each Stockholder, upon execution of this Agreement, hereby assigns and transfers to the Trustees and deposits with the Trustees all the certificates for such Stockholders’ Shares, as set forth opposite such Stockholder’s signature to this Agreement or as may be set forth in any document in which a Stockholder executes a joinder to this Agreement for the purpose of vesting in the Trustees the right to vote and act and to exercise other rights pertaining to such Shares, as and to the extent, and upon the terms and conditions and for the period set forth in this Agreement. All such certificates for Shares transferred by the Stockholders shall be endorsed, or accompanied by such instruments of transfer, as to enable the Trustees to cause such certificates to be registered in the name of the Trustees, as hereinafter provided. On receipt by the Trustees of the certificates for any Shares and the transfer of such Shares into the name of the Trustees, the Trustees shall hold such Shares subject to the terms of this Agreement and shall thereupon issue and deliver to the Stockholder who transferred the Shares to the Trustees a Voting Trust Certificate representing the Shares so deposited.

(b) All certificates for Shares transferred and delivered to the Trustees pursuant to this Agreement shall be surrendered by the Trustees to the Company and canceled, and new certificates therefor shall be issued to and held by the Trustees in the name of the Trustees named herein or any successor Trustees as Voting Trustees.

3. Voting Trust Certificates. The Trustees shall maintain a Certificate register which will identify each Holder of a Certificate issued under this Agreement and the number of Shares represented by each Certificate. The Certificates shall be in the form attached hereto as Exhibit A.

4. Transfer of Certificates.

(a) The Certificates, if and to the extent transferable under applicable securities law or under any agreement restricting transferability, including, without limitation, the Stockholders’ Agreement, shall be transferable at the principal office of the Trustees (or at such other office as the Trustees may designate by an instrument in writing signed by the Trustees and sent by mail to the registered Holders), on the books of the Trustees, by the registered owner thereof, either in person or by duly authorized attorney, upon surrender thereof, according to the rules established for that purpose by the Trustees, subject to the provisions set forth below in this Section. If a transfer of Certificates is so permitted, the Holder shall notify the Trustees of the details of such transfer, including the name, address and social security or tax identification number of the transferee and number of Certificates being transferred, and shall surrender to the Trustees the Certificate or Certificates being transferred, properly endorsed for transfer. The Trustees, upon receipt of such notice and Certificate(s), shall transfer the Certificate(s) on the Certificate registry and issue a new Certificate to the transferee. Until so transferred, the Trustees may treat the record Holder as the owner of each Certificate for all purposes, notwithstanding any notice to the contrary. As a condition to making any transfer or delivery of Certificates, the Trustees may require compliance by the transferee with any applicable federal or state statute and the payment of a sum sufficient to pay for any stamp tax or other governmental charge in connection therewith.

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No transfer of a Voting Trust Certificate shall in any way remove the Shares represented by such Certificate from being held by the Trustees under this Agreement and any transferee, by accepting such transfer, hereby consents to be bound by the terms of this Agreement, and upon becoming a Holder shall be deemed to be a party hereto as though an original signatory hereto. The Trustees shall not be required to recognize any transfer of a Certificate not made in accordance with the provisions hereof, unless the person claiming such ownership shall have produced indicia of title satisfactory to the Trustees and shall in addition deposit with the Trustees indemnity satisfactory to the Trustees.

(b) If a Certificate is lost, stolen, mutilated or destroyed, the Holder thereof shall notify the Trustees promptly and the Trustees, in their discretion, may issue to such Holder a duplicate of such Certificate upon receipt of (1) evidence of such fact satisfactory to the Trustees; (2) indemnity satisfactory to the Trustees (whether bond or otherwise in such form or amount and with such surety as the Trustees may require to indemnify the Trustees against loss or liability that might arise due to the issuance of such new Certificate); (3) the existing Certificate, if mutilated; and (4) the reasonable fees and expenses of the Trustees in connection with the issuance of a new Certificate.

5. Termination Procedure.

(a) In connection with the termination of this Agreement as provided in Section 12, the Trustees, at such time as the Trustees may choose during the period commencing 30 days before and ending 30 days after such termination, shall mail written notice of such termination to the registered Holders at their addresses appearing on the Certificate registry. After the date specified in any such notice (which date shall be fixed by the Trustees), the Certificates shall cease to have any effect, and the Holders shall have no further rights under this Agreement other than to receive, upon the surrender of their Certificates, certificates for Shares or other property distributable under the terms hereof.

(b) Within 40 days after the termination of this Agreement, the Trustees shall deliver, to the registered Holders, certificates for Shares or other property distributable under the terms hereof, upon the surrender of the Voting Trust Certificates properly endorsed, such delivery to be made in each case to the Trustees at the address noted below.

(c) At any time subsequent to 30 days after the termination of this Agreement, the Trustees may deposit Share certificates with the Company representing the number of Shares of capital stock represented by the Voting Trust Certificates then outstanding, with authority in writing to the Company to deliver such Share certificates in exchange for Voting Trust Certificates representing a like number of Shares. Upon such deposit all further liability of the Trustees for the delivery of such Share certificates and the delivery or payment of dividends upon surrender of the Voting Trust Certificates shall cease, and the Trustees shall not be required to take any further action hereunder.

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6. Dividends.

(a) Until the termination of this Agreement pursuant to the terms of Section 12, the Holder of each Voting Trust Certificate shall be entitled to receive from the Trustees payments equal to all dividends or other distributions in cash, securities or other property received by the Trustees upon the Shares represented by such Voting Trust Certificate, except as expressly provided in this Section 6(a). If any dividend or other distribution in respect of the stock deposited with the Trustees is paid, in whole or in part, in Shares or other capital stock of the Company having unconditional voting rights, the Trustees shall likewise hold, subject to the terms of this Agreement, the certificates for such Shares or other capital stock of the Company which are received by the Trustees on account of such dividend or distribution, and the Holder of each Certificate representing Shares on which such dividend or distribution has been paid shall be entitled to receive a Voting Trust Certificate issued under this Agreement for the number of Shares and other capital stock so received with respect to the Shares represented by such Voting Trust Certificate. Holders entitled to receive the dividends on distribution described above shall be those registered as such on the transfer books of the Trustees at the close of business on the day fixed by the Company for the taking of a record to determine those holders of its Shares entitled to receive such dividends.

(b) In lieu of receiving dividends or other distributions upon Shares (or any other capital stock of the Company held by the Trustees) and paying the same to the Holders pursuant to Section 6(a), the Trustees may submit a certification to the Company in writing directing the Company to pay such dividends directly to the Holders, and the Trustees shall amend such certification (or submit a new certification) as appropriate to reflect any transfers of Certificates. Upon receipt of such written instructions, the Company shall pay such dividends or other distributions directly to the Holders. Upon such instructions being given by the Trustees to the Company, and until revoked by the Trustees, all liability of the Trustees with respect to such dividends or other distributions shall cease. The Trustees may at any time revoke such instructions and by written notice to the Company direct it to pay dividend and other distributions to the Trustees.

7. Subscription Rights. In case any stock or other securities of the Company are offered for subscription to the holders of capital stock of the Company deposited hereunder, through options, rights or otherwise, promptly upon receipt of notice of such offer, the Trustees shall mail a copy thereof to the Holders. Upon receipt by the Trustees, at least five days prior to the last day fixed by the Company for subscription and payment, of a request from any such Holder to subscribe in such Holder’s behalf, accompanied by the sum of money required to pay for such capital stock or securities (not in excess of the amount subject to subscription in respect to the Shares represented by the Voting Trust Certificate held by such Holder), the Trustees shall make such subscription and payment on behalf of the Holder and, upon receiving from the Company the certificates for Shares or securities so subscribed for, shall issue to such Holder a Voting Trust Certificate in respect thereof if the same be stock having unconditional voting rights, but if the same be securities other than stock having such voting rights, the Trustees shall mail or deliver such securities to the Holder in whose behalf the subscription was made or may instruct the Company to make delivery directly to the Holder entitled thereto.

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8. Dissolution of the Company. Except as otherwise provided in Section 12, in the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, the Trustees shall receive the moneys, securities, rights or property to which the Holders are entitled, and shall timely distribute the same among the Holders in proportion to their interests, as shown by the books of the Trustees, or the Trustees may in their discretion deposit such moneys, securities, rights or property with any bank as the Trustees may select, with authority and instructions to distribute the same as above provided, and upon such deposit, this Agreement shall terminate and all further obligations or liabilities of the Trustees in respect to such moneys, securities, rights or property so deposited shall cease and terminate.

9. Reorganization or Recapitalization of the Company. Except as otherwise provided in Section 12, in the event the Company is merged into or consolidated with another corporation, or all or substantially all of the assets of the Company are transferred to another corporation pursuant to a plan requiring the Company’s assets to be distributed in liquidation, or all the Shares of the Company are to be exchanged in connection with a reorganization or recapitalization of the Company, then in connection with such transaction or series of transactions the term “the Company” for all purposes of this Agreement shall be taken to include any successor entity, and the Trustees shall receive and hold under this Agreement any stock of, or other interests in, such successor entity received on account of the ownership, as Trustees hereunder, of the Shares of stock held hereunder prior to such merger, consolidation, transfer, reorganization or recapitalization. Voting Trust Certificates issued and outstanding under this Agreement at the time of such merger, consolidation, transfer, reorganization or recapitalization may remain outstanding, or the Trustees shall have the discretion to substitute for such Certificates new Certificates in appropriate form, and the terms “stock,” “Shares” and “capital stock” as used herein shall be taken to include any stock or evidence of an interest which may be received by the Trustees in lieu of all or any part of the capital stock of the Company.

In case any reduction of the Shares or reorganization affecting Shares shall have been duly authorized, the Trustees are hereby authorized to make such surrender of Shares of the Company held by the Trustees hereunder, pro rata on behalf of all Holders, as may be required under the terms pursuant to which such reduction or reorganization is to be effected, and to receive and hold any and all Shares or other securities of the Company issued in exchange for such surrendered Shares. Following any such action, the Certificates issued and outstanding pursuant hereto shall be deemed to represent proportionately the number of Shares or other securities resulting from such reduction or reorganization.

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10. Rights of Trustees.

(a) The Trustees shall possess and have the exclusive right, except as otherwise expressly limited in this Agreement, to exercise, in person or by nominees or proxies of the Trustees, all voting rights and powers in respect to all Shares registered in the name of the Trustees hereunder, for any and every purpose, and to take part in or consent to any corporate or stockholders’ action of any kind whatsoever, as absolute owner of such Shares. The Stockholders hereby assign to Trustees all voting rights that they otherwise might have had arising out of any ownership of the Shares, whether by operation of law or agreement. The right to vote shall include the right to vote for or against, to consent, to abstain or to refrain from attending any meeting with respect to the election of directors or any other matter to be acted upon by the stockholders of the Company at any meeting or by consent.

(b) The parties recognize that the Trustees will be required to balance various conflicting interests, including personal interests of the Trustees. The Trustees shall not be personally responsible, nor shall any vote, action or inaction of the Trustees be subject to challenge, if the Trustees’ action or failure to act was in good faith, without gross negligence, and in a manner that the Trustees believed to be in the best interest of the corporation. In so voting, the Trustees may consider the interests of the Company’s employees, suppliers, customers and creditors and the communities in which the Company’s activities are located. The Trustees shall not be subject to any duties or obligations except as expressly stated herein. The Stockholders, jointly and severally, agree to indemnify and hold the Trustees harmless from any and all liability for actions or inaction taken in accordance with the foregoing standard of conduct.

(c) Unless otherwise agreed by the Trustees, action by the Trustees shall be taken at a meeting of Trustees. Meetings of the Trustees shall be held whenever called by any Trustee. Any Trustee may participate in any meeting of the Trustees, be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which such Trustee might be entitled if such Trustee was personally in attendance or could participate by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. A majority of Trustees shall be necessary to constitute a quorum for the transaction of business and, subject to Section 10(d) below, the acts of a majority of the Trustees shall be the acts of the Trustees under this Agreement.

11. Trustees and Successor Trustees.

(a) Trustees may resign at any time by mailing to the other Trustee a written resignation, to take effect ten days thereafter or upon the prior acceptance thereof. Upon the death, incompetence or resignation of a Trustee, a successor Trustee shall be designated by the remaining Trustee.

(b) The rights, powers and privileges of the Trustees named hereunder shall be possessed by the successor Trustees(s), with the same effect as though each such successor had originally been a party to this Agreement. The word “Trustees,” as used in this Agreement, means the Trustees or any successor Trustees acting hereunder and shall include both the single and the plural number.

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12. Term.

(a) This Agreement shall continue in effect until the fifth anniversary of the date hereof (subject to extension as hereinafter set forth) but shall terminate at any time upon the happening of any of the following events: (i) the execution and acknowledgment by the Trustees hereunder of a notice terminating this Agreement and the Voting Trust, duly filed in the office of the Company, a copy of which shall be sent promptly to each Holder; or (ii) the execution by Holders of Certificates representing all 90% of the Shares then held in the Voting Trust of a consent to the termination of this Agreement and the Voting Trust, delivered to the Trustees.

(b) At any time, the Holders of Certificates representing all 90% of the Shares then held in the Voting Trust may, by agreement in writing and with the written consent of the Trustees, extend the duration of this Agreement for an additional period not exceeding two years in each such instance. In the event of such extension, the Trustees shall, prior to the time of expiration as hereinabove provided, as originally fixed, or as theretofore extended, as the case may be, send notice of the extension to all Holders and file in the principal office of the Company a copy of such extension agreement, and of the consent thereto, and thereupon the duration of this Agreement shall be extended for the period fixed by such extension agreement.

13. Compensation and Reimbursement of Trustees. The Trustees shall serve without compensation, but it is expressly agreed that the Trustees shall have the right to incur and pay such reasonable expenses and charges, to employ and pay such agents, attorneys and counsel as the Trustees may deem necessary and proper with respect to the Trustees carrying out any of the Trustees’ anticipated activities or duties under this Agreement or interpreting or exercising any of the Trustees’ powers under this Agreement. Any such expenses or charges incurred by and due to the Trustees that are paid by the Company, where the Company deems it appropriate to its interests, may be deducted pro rata in the discretion of the Trustees from the dividends or other moneys or property received by the Trustees on the stock deposited hereunder. Nothing herein contained shall disqualify the Trustees or successor Trustees, or incapacitate any of them, from serving the Company or any of its subsidiaries as an officer or director, or in any other capacity, and in any such capacity receiving compensation.

14. Miscellaneous.

(a) Notice, Distributions by the Trustees. All distributions of cash, securities or other property hereunder by the Trustees to the Holders may be made, in the discretion of the Trustees, by mail (regular first-class, registered or certified mail, as the Trustees may deem advisable), in the same manner as hereinabove provided for the giving of notices to the Holders.

The principal office of the Trustees shall be at:

1621 18th Street
Suite 250
Denver, CO 80202

or at such other place as the Trustees shall specify by notice given to the Holders.

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(b) Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, including future holders of Certificates, and their respective heirs, personal representatives, successors and assigns. No party may sell, assign, transfer or encumber such party’s rights or obligations under this Agreement, the Certificates or the Shares represented thereby, without the prior written consent of the other parties hereto, except to the extent expressly permitted in this Agreement. Neither the death, disability nor incapacity of a Holder shall in any way remove the Shares represented by such Holder’s Certificate from the Voting Trust of the terms of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Voting Trust Agreement as of the date first above written.

TRUSTEES:

Name: Gregory C. Venn

Name: Peter K. Kloepfer

Number of Shares: STOCKHOLDER:

Name

Address

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Email Address

Number of Shares: STOCKHOLDER:

Name

Address

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Number of Shares: STOCKHOLDER:

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EXHIBIT A

“No. VT-_____
_____ Shares

CAPTERRA FINANCIAL GROUP, INC.
A Colorado Corporation
Voting Trust Certificate for Common Stock

This certifies that ___________________ or registered assigns (the “Holder”) is entitled to all the benefits arising from the deposit with and transfer to the Trustees under the Voting Trust Agreement hereinafter mentioned, of certificates for ___ Shares of the common stock of CapTerra Financial Group, Inc., a Colorado corporation (hereinafter called the “Company”), as provided in such Voting Trust Agreement and subject to the terms thereof. The registered Holder hereof, or registered assigns, is entitled to receive payment, in the manner set forth in the Voting Trust Agreement, equal to the amount of dividends, if any, received by the Trustees upon the number of Shares in respect of which this certificate is issued; provided, however, that any dividends received by the Trustees in common or other stock of the Company having unconditional voting rights shall be held by the Trustees under the Voting Trust Agreement and shall be represented by Voting Trust Certificates issued in form similar hereto. Until the Trustees shall have delivered the Shares held under such Voting Trust Agreement to the Holders, or to the Company, as specified in such Voting Trust Agreement, the Trustees shall possess and shall be entitled to exercise all rights and powers of an absolute owner of such Shares, including the right to vote thereon for every purpose, and to execute consents in respects thereof for every purposes, it being expressly stipulated that no voting right passes to the owner hereof, or such owner’s assigns, under this certificate or any agreement, expressed or implied.

This Certificate is issued, received and held under, and the rights of the owner hereof are subject to, the terms of a Voting Trust Agreement dated as of September 22, 2010 among Greg Venn and Peter Kloepfer, as Trustees, and such person’s successors in trust, and certain stockholders of the Company (the “Voting Trust Agreement”). A copy of such Voting Trust Agreement, as amended, is on file in the principal office of the Company and shall be open to the inspection of any Holder daily during business hours. By acceptance hereof, the Holder of this Certificate and such Holder’s heirs, personal representatives, successors and assigns, assents to and is bound by the Voting Trust Agreement as if such Voting Trust Agreement had been signed by such person. All terms defined in the Voting Trust Agreement shall have the same meanings when used in this Certificate. If any provision of this Certificate conflicts with the Voting Trust Agreement, the Voting Trust Agreement shall prevail.

Subject to Sections 8, 9 and 12 of the Voting Trust Agreement, in the event of the dissolution or total or partial liquidation of the Company, the moneys, securities or property received by the Trustees in respect of the Shares deposited under the Voting Trust Agreement shall be distributed among the Holders ratably in accordance with the number of Shares represented by their respective Certificates.

Share certificates for the number of Shares then represented by this Certificate, or the net proceeds in cash or property representing such Shares, shall be due and deliverable hereunder upon the termination of such Voting Trust Agreement as provided therein.

The Voting Trust Agreement shall continue in full force and effect until __________, ___ (subject to extension), unless terminated prior thereto, as provided in the Voting Trust Agreement. The Voting Trust Agreement may be extended for an additional period not exceeding 5 years as provided in Section 12 of the Voting Trust Agreement.

Subject to the provisions of Section 4(a) of the Voting Trust Agreement, the Certificates, if and to the extent transferable under applicable securities law or under any agreement restricting transferability, including, without limitation, the Stockholders’ Agreement, shall be transferable at the principal office of the Trustees (or at such other office as the Trustees may designate pursuant to the Voting Trust Agreement, on the books of the Trustees, by the registered owner thereof, either in person or by duly authorized attorney, upon surrender thereof, according to the rules established for that purpose by the Trustees.

The Trustees may treat the registered Holder hereof, or when this Certificate is presented duly endorsed in blank the bearer hereof, as the absolute owner hereof, and of all rights and interests represented hereby, for all purposes whatsoever, and the Trustees shall not be bound or affected by any notice to the contrary, or by any notice of any trust, whether express or implied, or constructive, or of any charge or equity respecting the title or ownership of this Certificate, or the Share of stock represented hereby; provided, however, that no delivery of Shares to which Certificates relates, or the proceeds thereof, shall be made without surrender of this Certificate properly endorsed.

This Certificate shall not be valid for any purpose until duly signed by a Trustee.

IN WITNESS WHEREOF, the undersigned Trustee has signed this Certificate on ____________, ___.

Trustee

(Form of Assignment):

For value received, the undersigned hereby assigns the within Certificate, and all rights and interests represented thereby, to ____________ (Tax I.D. No. __________) and appoints _______________ attorney to transfer this Certificate on the books of the Trustees mentioned therein, with full power of substitution.

Dated:

Witness

(Seal)

(Signature of Holder)

(Print name of Holder)

Note: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.